UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2010

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name of Company as Specified in Charter)

Massachusetts	1-6549	04-2240991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

829 Middlesex Turnpike, Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (978) 262-8700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of American Science and Engineering, Inc. (the “Company”) was held on September 8, 2010. At the annual meeting, the stockholders of the Company voted on the following proposals:

1. To elect the persons named in the Company’s proxy statement to serve as directors of the Company until the next annual meeting and until their successors are elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes
Denis R. Brown	6,279,515	399,525	1,746,950
Anthony R. Fabiano	6,411,499	267,541	1,746,950
John A. Gordon	6,547,943	131,097	1,746,950
Hamilton W. Helmer	6,396,994	282,046	1,746,950
Don R. Kania	6,548,182	130,858	1,746,950
Ernest J. Moniz	6,548,234	130,806	1,746,950
Mark S. Thompson	6,459,057	219,983	1,746,950
Carl W. Vogt	6,372,731	306,309	1,746,950

2. To approve an amendment to the Company’s Articles of Organization to authorize the Board of Directors to make amendments to the Company’s bylaws, subject to certain limits on that authority. The proposal was approved by a vote of stockholders as follows:

For:	6,371,026
Against:	294,008
Abstain:	14,006
Broker Non-Votes:	1,746,950

3. To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2010. The proposal was approved by a vote of stockholders as follows:

For:	8,143,259
Against:	274,988
Abstain:	7,743

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENCE AND ENGINEERING, INC.

Date: September 8, 2010	By:	/s/ Patricia A. Gray

Patricia A. Gray
Senior Vice President, General Counsel and Clerk